EXHIBIT 10.8

                            INTERNATIONAL STAR, INC.

                          OFFICER EMPLOYMENT AGREEMENT


EMPLOYMENT AGREEMENT by and between International Star, Inc. and Dottie Wommack McNeely.

For good considerations, International Star, Inc. shall employ and Dottie Wommack agrees to be employed on the following terms.

      1. Effective Date: Employment shall commence on November 4, 2005, time being of the essence.

      2.    Duties: Dottie Wommack agrees to perform the following duties:

      To act in the normal capacity of Secretary/Treasurer/CFO.

      Dottie Wommack McNeely shall also perform such further duties as are incidental or implied from the foregoing, consistent with Dottie Wommack McNeely's background, training and qualifications or may be reasonably delegated as being in the best interest of International Star, Inc. Dottie Wommack McNeely shall devote full time to her employment and expend best efforts on behalf of International Star, Inc. Dottie Wommack McNeely further agrees to abide by all reasonable International Star, Inc. policies and decisions now and hereinafter existing.

      3. Term: Dottie Wommack McNeely's employment shall continue on an annual basis with the renewal date as October 28th each year.

      4. Compensation: Dottie Wommack McNeely shall be paid the following compensation:

            a) Annual salary: $60,000.00 (and 00/100 Dollars), to be paid on monthly terms.

            b) Dottie Wommack McNeely shall receive reimbursed for all documented expenses that are required for the purpose of performing the business of International Star, Inc.

            c) Should Dottie Wommack McNeely qualify for individual health insurance, company will either pay for such insurance as agreed by both ISRI and Dottie Wommack McNeely or reimburse Dottie Wommack McNeely for such.

            d) Dottie Wommack McNeely shall receive a monthly car expense of $500.00 for the use of her personal vehicle. She also shall be reimbursed for all documented cellular and other telephone expenses, as well as other documented expenses that are required for the purpose of performing the business of International Star, Inc.

            e) Quarterly bonuses: Dottie Wommack McNeely shall be eligible for quarterly merit bonuses at the discretion of upper management.


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            f)    Any tax burden resulting from compensation received under a
                  1099 shall be reimbursed by the company.

      5.    Termination: This agreement may be earlier terminated upon:

            a) Death of Dottie Wommack McNeely or illness or incapacity that prevents Dottie Wommack McNeely from substantially performing for 12 continuous months or in excess of 250 aggregate working days in any calendar year.

            b)    Breach of agreement by Dottie Wommack McNeely.

      6. Renewal: Should Dottie Wommack McNeely remain in the employ of International Star, Inc. after the termination of this Agreement, the terms of this Agreement shall remain in full force and effect except that the continued term of employment shall be at the will of the parties, and can be ended at any time, for any reason by either party.

      7.    Miscellaneous:

            a) Dottie Wommack McNeely agrees that during the term of this agreement and for a period of two years hereafter, Dottie Wommack McNeely will not:

                  i) Induce or attempt to induce any employee to leave International Star, Inc.'s employ;

                  ii) Interfere with or disrupt International Star, Inc.'s relationship with any of its employees;

                  iii) Solicit or employ any person employed by International Star, Inc.

      b) This agreement shall not be assignable by either party, provided that upon any sale of this business by International Star, Inc., International Star, Inc. may assign this agreement to its successor or Dottie Wommack may terminate same.

      c) In the event of any dispute under this agreement, it shall be resolved through binding arbitration in accordance with the laws of the state of Nevada.

      d) This constitutes the entire agreement between the parties. Any modification must be in writing.

Dated:  November 4, 2005

/s/Dottie Womack McNeely
------------------------
Dottie Wommack McNeely


Accepted by:

/s/Denny Cashatt
------------------------
Denny Cashatt, President/CEO